Exhibit 99.1

IsoRay Appoints Thomas LaVoy as CEO

To Take Office on February 15

Richland, WA—January 14, 2016 – IsoRay Inc. (NYSE MKT:ISR), a medical technology company and innovator in seed brachytherapy and medical radioisotope applications for the treatment of prostate, brain, lung, head and neck and gynecological cancers, today announced the appointment of Thomas LaVoy as CEO effective February 15. He was previously appointed Chairman of the Board when the former Chairman retired on January 7, 2016.

Mr. LaVoy, who has served on the Board of Directors since 2005, stated: “I am very excited about the new direction I plan to take this Company. I plan on spending significant time in Richland, WA at the manufacturing facility. My initial focus will be to locate talented sales representatives and restructure the marketing and sales teams. I am very excited to have Dr. Philip Vitale on the Board to assist with overseeing how the Company can better serve the physician community. I am also excited to have fellow board member Mick McCormick to assist with developing a new marketing strategy plan. The Board of Directors believes it is now time to focus more on how to increase our revenues, particularly in our core prostate applications.”

Mr. LaVoy brings more than 35 years experience leading and building successful, publicly traded businesses. With SuperShuttle International, a leader in the transportation industry, Mr. LaVoy serves as Deputy Chief Operating Officer, President of Corporate Services and Chief Financial Officer, and has given his notice of resignation from these positions. Mr. LaVoy was instrumental in developing SuperShuttle’s strategic growth plans which included: revenue growth from $35 million in 1997 to more than $340 million in 2015; acquiring more than 30 businesses; expanding operations to more than 50 locations; and spearheading the acquisition of the business by a large international partner, Veolia Transportation Inc., in 2006.

Prior to his tenure at SuperShuttle, Mr. LaVoy served as CFO of Photocomm, Inc., a leader in solar electric manufacturing, engineering and distribution, from 1987 to 1997. During his term with this small public company, he oversaw the reorganization and access of working capital from shareholders, taking the company public in 1998, and revenue growth from $5 million to over $25 million in fewer than ten years.

“Tom has a proven track record of growing publicly traded companies. His focus on growth, strong internal teams and strategic planning is what IsoRay needs in a CEO to continue to propel the company into the future,” stated Dr. Vitale. “IsoRay is on an upward trajectory because of its innovative and life-saving applications and Tom will provide the leadership to ensure the Company optimizes its growth potential.”

About IsoRay

IsoRay, Inc., through its subsidiary, IsoRay Medical, Inc. is the sole producer of Cesium-131 brachytherapy seeds, which are expanding brachytherapy options throughout the body. Learn more about this innovative Richland, Washington company and explore the many benefits and uses of GliaSite® and Cesium-131 by visiting www.isoray.com. Join us on Facebook/Isoray. Follow us on Twitter @Isoray.

Safe Harbor Statement

Statements in this news release about IsoRay’s future expectations, including: the advantages of our products and their delivery systems, whether new sales and marketing strategies will be implemented or produce favorable results, whether plans will be developed or implemented with a goal of increasing revenues, whether IsoRay will be successful in optimizing its growth potential, and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). This statement is included for the express purpose of availing IsoRay, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as physician acceptance, training and use of our products, our ability to successfully manufacture, market and sell our products, our ability to manufacture our products in sufficient quantities to meet demand within required delivery time periods while meeting our quality control standards, our ability to enforce our intellectual property rights, whether additional studies are released and support the conclusions of past studies, whether ongoing patient results with our products are favorable and in line with the conclusions of clinical studies and initial patient results, patient results achieved when our products are used for the treatment of cancers and malignant diseases, successful completion of future research and development activities, whether we, our distributors and our customers will successfully obtain and maintain all required regulatory approvals and licenses to market, sell and use our products in its various forms, continued compliance with ISO standards as audited by BSI, the success of our sales and marketing efforts, changes in reimbursement rates, changes in laws and regulations applicable to our products, and other risks detailed from time to time in IsoRay’s reports filed with the SEC. Unless required to do so by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

IsoRay Medical

Info@Isoray.com

(509) 375-1202

Investors:

Stephanie Prince, Managing Director

PCG Advisory

sprince@pcgadvisory.com

(646) 762-4518

Media:

Sean Leous, Managing Director

PCG Advisory

sleous@pcgadvisory.com

(646) 863-8998